Exhibit 10.10

AMENDMENT NO. 6 TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of this 23rd day of January, 2012, by and between OPENWAVE SYSTEMS INC., a Delaware corporation (“Borrower”) and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (defined below).

RECITALS

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of January 23, 2009 (as amended to date and as may be further amended, restated, supplement or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to Borrower certain advances of money.

B. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

C. Subject to the representations and warranties of Borrower, and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Loan Agreement as specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. Amendments to Loan Agreement.

1.1 Section 13.1 (Definitions). The following definitions in Section 13.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

““Borrowing Base” is (i) $15,000,000 plus (ii) the lesser of (a) $10,000,000 and (b) 75% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.”

““Revolving Line” is an Advance or Advances in an amount equal to Twenty Five Million Dollars ($25,000,000).”

““Revolving Line Maturity Date” is February 28, 2012.”

1.2 Section 13.1 (Definitions). Subsection (d) of the definition of “Eligible Accounts” is hereby amended and restated in its entirety as follows:

“(d) Accounts billed and payable outside of the United States unless (i) supported by letter(s) of credit acceptable to Bank, (ii) owing by Alcatel-Lucent, up to an aggregate maximum of $1,500,000 at any time, (iii) owing by Telecom Italia and Vodafone Italia, up to a combined aggregate maximum of $500,000 at any time, or (iv) are owing by (A) NEC Corporation and its Subsidiaries up to an aggregate maximum of $1,000,000 at any time, (B) Telstra and its Subsidiaries up to an aggregate maximum of $1,000,000 at any time, and (C) Vodafone and its Subsidiaries up to an aggregate maximum of $1,000,000 at any time, including but not limited to Vodacom or (v) that Bank otherwise approves of in writing;”

1.3 Exhibit B (Borrowing Base Certificate). The form of Borrowing Base Certificate (Exhibit B to the Loan Agreement) is amended and restated in its entirety and attached hereto as Exhibit B.

2. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation and by-laws of Borrower (collectively, “Organizational Documents”) delivered to Bank on or prior to the date hereof are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect as of the date hereof, and Borrower shall promptly deliver to Bank any amendments, supplements, restatements or other modifications to such Organizational Documents;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f) as of the date hereof, Borrower has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3. LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. EFFECTIVENESS. This Amendment shall be deemed effective upon the satisfaction of all the following conditions precedent:

4.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

4.2 Amendment Fee. Borrower shall have paid Bank an amendment fee in the amount of $6,500.

4.3 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment

5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

7. GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	OPENWAVE SYSTEMS INC., a Delaware corporation

	By	/s/Anne Brennan
Name:
	Title:	CFO

BANK:	SILICON VALLEY BANK

	By	/s/ Tom Smith
Name:
	Title:	Managing Director

EXHIBIT B - BORROWING BASE CERTIFICATE

Borrower: OPENWAVE SYSTEMS INC.

Lender:        SILICON VALLEY BANK

Commitment Amount: $25,000,000

ACCOUNTS RECEIVABLE

1.	Accounts Receivable (invoiced) Book Value as of	$

2.	Additions (please explain on reverse)	$

3.	TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

4.	Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms	$

5.	Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date	$

6.	Accounts billed in the United States and owing from an Account Debtor which does not have its principal place of business in the United States or Canada (other than the Province of Quebec) unless such Accounts are otherwise Eligible Accounts and (i) covered in full by credit insurance satisfactory to Bank, less any deductible, (ii) supported by letter(s) of credit acceptable to Bank, (iii) supported by a guaranty from the Export-Import Bank of the United States, (iv) are owing by (A) Alcatel-Lucent, up to an aggregate maximum of $1,500,000 at any time, and (B) Telecom Italia and Vodafone Italia, up to a combined aggregate maximum of $500,000 at any time, or (v) that Bank otherwise approves of in writing	$

7.	Accounts billed and payable outside of the United States unless (i) supported by letter(s) of credit acceptable to Bank, (ii) owing by Alcatel-Lucent, up to an aggregate maximum of $1,500,000 at any time, (iii) owing by Telecom Italia and Vodafone Italia, up to a combined aggregate maximum of $500,000 at any time, or (iv) are owing by (A) NEC Corporation and its Subsidiaries up to an aggregate maximum of $1,000,000 at any time, (B) Telstra and its Subsidiaries up to an aggregate maximum of $1,000,000 at any time, and (C) Vodafone and its Subsidiaries up to an aggregate maximum of $1,000,000 at any time, including but not limited to Vodacom or (v) that Bank otherwise approves of in writing	$

8.	Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business	$

9.	Accounts for which the Account Debtor is Borrower’s Affiliate, officer or employee	$

10.	Accounts with credit balances over ninety (90) days from invoice date, provided that, notwithstanding the foregoing, in the case of Accounts owing from Alcatel-Lucent, Telecom Italia or Vodafone Italia, Eligible Accounts shall not include Accounts with credit balances over ninety (90) days from the last day of the calendar month during which the applicable invoice was issued	$

11.	Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts (other than Sprint, which shall not exceed 50%), for the amounts that exceed that percentage, unless Bank approves in writing	$

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12.	Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been
	acknowledged under the Federal Assignment of Claims Act of 1940, as amended	$

13.	Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional	$

14.	Accounts owing from an Account Debtor that has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings)

15.	Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts)	$

16.	Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings)	$

17.	Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust	$

18.	Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts)	$

19.	Accounts for which the Account Debtor has not been invoiced	$

20.	Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business	$

21.	Intentionally deleted	$

22.	Accounts subject to chargebacks or others payment deductions taken by an Account Debtor (but only to the extent the chargeback is determined invalid and subsequently collected by Borrower)	$

23.	Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and	$

24.	Accounts for which Bank in its good faith business judgment determines collection to be doubtful	$

25.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS (the sum of #4 through #24)	$

26.	Eligible Accounts (#3 minus #25)	$

27.	ELIGIBLE AMOUNT OF ACCOUNTS (75% of #26)	$

28.	BORROWING BASE ($15,000,000 plus the lesser of $10,000,000 and #27)	$

BALANCES

29.	Maximum Loan Amount		$25,000,000

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30.	Total Funds Available [the lesser of #29 or #28]	$

31.	Present balance owing on Line of Credit	$

32.	Outstanding under Sublimits	$

33.	RESERVE POSITION (#30 minus #31 and #32)	$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

BANK USE ONLY
COMMENTS:		Received by:
AUTHORIZED SIGNER

Date:
By:		Verified:
	Authorized Signer		AUTHORIZED SIGNER

Date:		Date:
		Compliance Status:	Yes No

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